UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2011

Cobalt International Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Post Oak Central 1980 Post Oak Boulevard, Suite 1200 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 579-9100

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                                   Other Events.

On April 5, 2011, Cobalt International Energy, Inc. (the “Company”) announced that it had commenced a registered underwritten public offering of shares of its common stock. A press release announcing this offering is contained in Exhibit 99.1 hereto, which exhibit is incorporated by reference into this Item 8.01.

The Company is also providing the following information for purposes of compliance with Regulation FD:

The Company estimates it will incur cash expenditures during fiscal years 2011 to 2013 of approximately $1.3 billion to $1.4 billion.  Key components of these cash expenditures are expected to be (i) approximately $300 to $350 million for the Company’s West Africa drilling program; (ii) approximately $450 to $500 million for the Company’s U.S. Gulf of Mexico drilling program (net of cash expenditures to be made from the TOTAL drilling fund); and (iii) assuming the Company executes the Production Sharing Agreement governing its interests in Block 20 offshore Angola, approximately $350 to $400 million for certain social bonus payments and to establish the Company’s work program guarantees, such guarantees to be reduced over the initial five year exploration period under the Production Sharing Agreement as work program obligations are met.

The Company expects to expend approximately $550 to $575 million (inclusive of the $350 to $400 million referred to above) for the Company’s mandatory work program and social bonus payments for Block 20 offshore Angola over the course of the initial five year exploration period assuming it executes the Production Sharing Agreement governing its interests in Block 20 offshore Angola.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address the Company’s expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to the Company’s other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this Current Report on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01.                                                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 5, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2011

Cobalt International Energy, Inc.

	By:	/s/ Samuel H. Gillespie

	Name:	Samuel H. Gillespie
	Title:	General Counsel and Executive Vice President

EXHIBIT LISTING

Exhibit No.	Description

99.1	Press Release dated April 5, 2011